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                        This GUARANTEE AGREEMENT dated as of December 5, 1995,
                  executed and delivered by TIME WARNER INC., a Delaware corporation (the "Guarantor"), and The First National Bank of Chicago, as the initial Guarantee Trustee (as defined herein for the benefit of the holders from time to time of the Preferred Securities of Time Warner Capital I, a Delaware statutory business trust (the "Trust")).


            WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of December 5, 1995, among the trustees of the Trust, the Guarantor, as Sponsor, and the Holders of the Trust Securities, the Trust is issuing as of the date hereof $575,000,000 aggregate liquidation amount of its 8-7/8% Preferred Trust Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Trust, having the terms set forth in Exhibit B to the Declaration;

            WHEREAS the Preferred Securities will be issued by the Trust upon deposit of the Subordinated Debentures with the Trust as trust assets; and

            WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.


            NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Terms Generally. (a) The definitions in Section 1.02 shall apply equally to both the






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singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Guarantee Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Guarantee Agreement to this Guarantee Agreement, the Indenture or any other document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

            (b) Capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in
Section 1.02.

            (c) A term defined anywhere in this Guarantee Agreement has the same meaning throughout.

            (d) A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires.

            SECTION 1.02. Definitions. As used in this Guarantee Agreement, the following terms shall have the meanings specified below:

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

            "Board of Directors" means (i) the board of directors of the Guarantor, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Guarantor or (iv) any officer of the Guarantor acting, in the case of (iii) or (iv), pursuant to authority granted by the board of directors of the Guarantor or any committee of such board.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, are permitted or required by any applicable law to close.







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            "Commission" means the Securities and Exchange Commission.

            "Common Securities" means the common securities of the Trust representing undivided beneficial interests in the assets of the Trust, directly or indirectly initially owned by the Guarantor.

            "Covered Person" means any Holder.

            "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement.

            "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i)(a) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities and (b) the Redemption Price with respect to any Preferred Securities subject to mandatory redemption or call for redemption by the Trust, but if and only if to the extent that in each case the Guarantor has made a payment to the Property Trustee of interest or principal on the Subordinated Debentures and (ii) upon a Liquidation Event (other than in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in exchange for Preferred Securities or the redemption of all of the Trust Securities upon the maturity or redemption of the Subordinated Debentures as provided in the Declaration), the lesser of (a) the Liquidation Distribution to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders upon such Liquidation Event.

            "Guarantee Trustee" means The First National Bank of Chicago until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

            "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any






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entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor.

            "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

            "Indenture" means the Indenture dated as of December 5, 1995 between the Guarantor and Chemical Bank, as trustee, and any indenture supplemental thereto pursuant to which the Subordinated Debentures are to be issued.

            "Liquidation Distribution" means, in respect of any Liquidation Event, the sum of (a) $25 per Trust Security plus (b) the amount of accrued and unpaid distributions on such Trust Security to but excluding the date of payment.

            "Liquidation Event" means any liquidation, dissolution, winding-up or termination of the Trust.

            "Majority in aggregate liquidation amount of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holders of outstanding Preferred Securities voting together as a single class, who are the record owners of Preferred Securities whose aggregate liquidation amount represents more than 50% of the aggregate liquidation amount of all outstanding Preferred Securities.

            "PERCS" means the $1.24 Preferred Exchangeable Redemption Cumulative Securities issued by Time Warner Financing Trust on August 9, 1995.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

            "Preferred Securities" mean the 8-7/8% Preferred Trust Securities of the Trust.

            "Property Trustee" means the Person acting as Property Trustee under the Declaration.







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            "Redemption Price" means, on any date of redemption, an amount equal to (i) $25 per Trust Security plus (ii) accrued and unpaid distributions to but excluding the date of redemption.

            "Resignation Request" has the meaning assigned to such term in
Section 4.02(d).

            "Responsible Officer" means, with respect to the Guarantee Trustee, the chairman of the Board of Directors, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other Officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Subordinated Debentures" means the 8-7/8% Subordinated Debentures due December 31, 2025 issued by the Guarantor.

            "Subordinated Notes" means the 4% Subordinated Notes due December 23, 1997 issued by the Guarantor.

            "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under Section 4.01.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

            "Trust Securities" mean the Common Securities and the Preferred Securities.

                                   ARTICLE II

                               Trust Indenture Act

            SECTION 2.01. Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.







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            (b) If and to the extent that any provision of this Guarantee
Agreement limits, qualifies or conflicts with the duties imposed by ss.ss. 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            (c) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

            SECTION 2.02. Lists of Holders of Preferred Securities. (a) The Guarantor shall provide the Guarantee Trustee with such information as is required under ss. 312(a) of the Trust Indenture Act at the times and in the manner provided in ss. 312(a).

            (b) The Guarantee Trustee shall comply with its obligations under ss.ss. 310(b), 311 and 312(b) of the Trust Indenture Act.

            SECTION 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by ss. 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by ss. 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of ss. 313(d) of the Trust Indenture Act.

            SECTION 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders, as applicable, such documents, reports and information as required by ss. 314(a)(l)-(3), if any, of the Trust Indenture Act and the compliance certificates required by ss. 314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by ss. 314(a)(4) and (c) of the Trust Indenture Act, provided that any certificate to be provided pursuant to ss. 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Trust.

            SECTION 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in ss. 314(c) of the Trust Indenture Act. Any certificate or






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opinion required to be given pursuant to ss. 314(c) shall comply with ss. 314(e)
of the Trust Indenture Act.

            SECTION 2.06. Events of Default; Waiver. (a) Subject to Section 2.06(b), Holders may by vote of at least a Majority in aggregate liquidation amount of the Preferred Securities, (i) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee or (ii) on behalf of all of the Holders waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            (b) The right of any Holder to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

            SECTION 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders in accordance with ss. 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to ss. 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under ss. 312(b) of the Trust Indenture Act.

            SECTION 2.08. Conflicting Interest. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.








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                                   ARTICLE III

                 Powers, Duties and Rights of Guarantee Trustee

            SECTION 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee in trust for the benefit of the Holders. The Guarantee Trustee shall not transfer its right, title and interest in this Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder exercising his or her rights pursuant to Section 5.04. The right, title and interest of the Guarantee Trustee to this Guarantee Agreement shall vest automatically in each Person who may hereafter be appointed as Guarantee Trustee in accordance with Article IV. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

            (b) If an Event of Default occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

            (c) This Guarantee Agreement and all moneys received by the Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of the Guarantee Trustee or its agents or their creditors.

            (d) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the register, notice of all Events of Default known to the Guarantee Trustee, unless such defaults shall have been cured before the giving of such notice; provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders. The Guarantee Trustee shall not be deemed to have knowledge of any default except any default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice.






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            (e) The Guarantee Trustee shall continue to serve until a Successor
Guarantee Trustee has been appointed and such appointment is in accordance with
Article IV.

            SECTION 3.02. Certain Rights and Duties of the Guarantee Trustee.
(a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

            (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

            (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the






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      Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

            (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

            (c) Subject to the provisions of Sections 3.02(a) and (b):

            (i) Whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon a certificate, which shall comply with the provisions of ss. 314(e) of the Trust Indenture Act, signed by any authorized officer of the Guarantor;

            (ii) the Guarantee Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any






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      of its Affiliates and may include any of its employees) selected by it in good faith and with due care, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion, and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

            (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

            (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders, unless such Holders shall have offered to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

            (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee so to act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which






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      shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

            SECTION 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV

                                Guarantee Trustee

            SECTION 4.01. Qualifications. There shall at all times be a Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50 million and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this
      Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (i) and (ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of ss. 310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall






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in all respects comply with the provisions of ss. 310(b) of the Trust Indenture
Act.

            SECTION 4.02. Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

            (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

            (c) The Guarantee Trustee appointed to office shall hold office until its successor shall have been appointed or until its removal or resignation.

            (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to Guarantor and the resigning Guarantee Trustee.

            (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    Guarantee

            SECTION 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of






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amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

            SECTION 5.02. Waiver of Notice. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

            SECTION 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Subordinated Debentures or any extension of the maturity date of the Subordinated Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the






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      Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

            SECTION 5.04. Enforcement of Guarantee. The Guarantor and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement; provided, however, that, except for directing the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, the Guarantee Trustee shall not take any of the foregoing actions at the direction of the Holders unless the Guarantee Trustee shall have received, at the expense of the Guarantor, an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that






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such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated for United States Federal income tax purposes as owning an undivided beneficial interest in the Subordinated Debentures; and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement for any reason, any Holder may, at its own expense, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other Person.

            SECTION 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not merely of collection.

            SECTION 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

            SECTION 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.








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                                   ARTICLE VI

                    Limitation of Transactions; Subordination

            SECTION 6.01. Limitation of Transactions. So long as any Preferred Securities remain outstanding, if there shall have occurred any Event of Default or an event of default under the Declaration, (a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Guarantor which rank pari passu with or junior to the Subordinated Debentures; provided, however, that the foregoing restrictions do not apply to (i) any interest or dividend payments by the Guarantor where the interest or dividend is paid by way of the issuance of securities that rank junior to the Subordinated Debentures, (ii) any payments of interest, principal or premium, if any, on, or repayment, repurchase or redemption of, the Subordinated Notes and (iii) any payments or distributions with respect to, or redemptions, purchases or acquisitions of, or any payments in liquidation of, the PERCS (including any of the foregoing with respect to the guarantee agreement entered into by the Guarantor for the benefit of the holders of the PERCS).

            SECTION 6.02. Subordination. This Guarantee Agreement constitutes an unsecured obligation of the Guarantor that ranks (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) pari passu with the guarantee delivered by the Guarantor in connection with the issuance of the PERCS, (iii) pari passu with the most senior preferred or preference stock of the Guarantor outstanding on the date of this Guarantee Agreement or hereafter issued and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any affiliate of the Guarantor and (iv) senior to the Guarantor's common stock.








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                                                                              18










                                  ARTICLE VII

                                  Termination

            SECTION 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price, of all of the Preferred Securities (ii) the distribution of the Subordinated Debentures to all of the Holders or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Guarantee.


                                  ARTICLE VIII

                    Limitation of Liability; Indemnification

            SECTION 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Guarantee Trustee, except as otherwise set forth in Section 3.02 hereof) or wilful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.






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                                                                              19











            SECTION 8.02. Indemnification. (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Guarantee Trustee, except as otherwise set forth in Section 3.02 hereof) or wilful misconduct with respect to such acts or omissions.

            (b) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.02(a).


                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor, including any successors permitted under Article Five of the Indenture, and shall inure to the benefit of the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Five of the Indenture, the Guarantor shall not assign its obligations hereunder.

            SECTION 9.02. Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may be amended only with the prior approval of the Holders of not less than a






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                                                                              20










Majority in aggregate liquidation amount of the Preferred Securities and in either case only if the Guarantee Trustee shall have obtained a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not result in the Trust being treated as an association taxable as a corporation or a partnership for United States Federal income tax purposes and that, following such action, each holder of Trust Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures. The provisions of Section 12.2 of the Declaration concerning meetings of Holders shall apply to the giving of such approval.

            SECTION 9.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

            (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                                Time Warner Inc.
                              75 Rockefeller Plaza
                            New York, New York 10019
                          Facsimile No.: (212) 956-7281
                           Attention: General Counsel


            (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the
Holders:

                       Corporate Trust Securities Division
                       The First National Bank of Chicago
                      One First National Plaza, Suite 0126
                          Chicago, Illinois 60670-0126
                          Facsimile No.: (312) 407-1708


            (c) if given to any Holder, at the address set forth on the books and records of the Trust.

            All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or three Business Days after mailed by first






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                                                                              21










class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            SECTION 9.04. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and subject to Section 3.01(a) is not separately transferable from the Preferred Securities.

            SECTION 9.05. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.








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                                                                              22










            THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                           TIME WARNER INC.,

                                           By
                                              ------------------------------
                                              Name:  Thomas W. McEnerney
                                              Title:  Vice President


                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO,
                                           as Guarantee Trustee,


                                           By
                                              -------------------------------
                                              Name:  Melissa G. Weisman
                                              Title: Assistant Vice President











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